SE Financial Corp.

                                                           FOR IMMEDIATE RELEASE
                                                          CONTACT: PAMELA M. CYR
                                               PRESIDENT/CHIEF EXECUTIVE OFFICER
                                                                  (215) 468-1700


            SE FINANCIAL CORP. ANNOUNCES 5% STOCK REPURCHASE PROGRAM


Philadelphia, Pennsylvania, June 8, 2006 - SE Financial Corp. (OTCBB: SEFL) (the "Company"), the holding company for St. Edmond's Federal Savings Bank (the "Bank"), announced today the Company's intent to purchase up to 5% of its outstanding shares of common stock (or approximately 114,000 shares) in open market transactions. Such stock purchases may be discontinued at any time, and will be made from time to time in the market based upon stock availability, price and the Company's financial condition and results of operations. It is anticipated that such purchases will be made during the next twelve months, although no assurance may be given when such purchases will be made or whether the total number of shares will actually be purchased.

         SE Financial Corp. is the holding company for St. Edmond's Federal Savings Bank, a federally chartered stock savings institution with four Neighborhood Banking Offices serving South Philadelphia, Roxborough and Ardmore, Pennsylvania and Sewell, New Jersey.

         Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.